Exhibit 10.26

FIRST AMENDMENT

SEAGATE DEFERRED COMPENSATION PLAN

This first amendment to the Seagate Deferred Compensation Plan, as amended and restated as of January 1, 2009 (the “Plan”), is effective as of January 1, 2010 (the “Amendment”).

WHEREAS, the Plan terms are set forth in the Plan documents, election forms, and employee communications, which collectively constitute the Plan;

WHEREAS, for purposes of this Amendment, capitalized terms used herein that are not defined shall have the meanings given to them in the Plan;

WHEREAS, Seagate US LLC (the “Company”) maintains the Plan, which is a nonqualified deferred compensation plan, for the benefit of eligible employees of the Company and Participating Companies;

WHEREAS, nonqualified deferred compensation plans governing compensation deferred on or after January 1, 2005 must comply with Internal Revenue Code section 409A (“Section 409A”) or subject participants to adverse tax consequences;

WHEREAS, the Plan was previously amended and restated as of January 1, 2009 to comply with Section 409A and the final regulations thereunder to the extent applicable;

WHEREAS, the Committee has administered and construed the Plan consistent with the requirements of Section 409A by:

(1) disregarding, as appropriate, aspects of the definition of “Payment Commencement Date” in Section 1.25 that are (a) inconsistent with the Plan terms as reflected in the election forms for the 2009 Election Period and that were described in the 2009 Plan Year open enrollment materials for employees and (b) more restrictive than the maximum allowable time to commence payments pursuant to Treasury Regulation §1.409A-3(d);

(2) interpreting and applying the installment payment cashout threshold in Sections 7.2(b) and 7.3(d) to apply only as of the Payment Commencement Date; and

(3) interpreting the phrase “as soon as administratively possible” in Section 7.4(b) consistent with the Plan terms as reflected in the 2009 Plan Year open enrollment materials, which provide that distributions due to Unforeseeable Emergencies shall occur within 90 days of the date the Committee approves a Participant’s distribution request;

WHEREAS, Section 9.4 of the Plan document provides that the Committee has the authority to adopt and execute any amendments to the Plan; and

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WHEREAS, pursuant to authority granted to the Committee under Section 9.4, the Committee has determined that it is appropriate to amend the Plan document to (1) further clarify the Plan terms in Sections 1.25, 7.2(b), 7.3(d) and 7.4(b) consistent with the Plan and the Committee’s interpretation of those provisions (as described above); (2) change the definition of Base Salary and Bonus for purposes of calculating employee deferrals for 2010 and future Plan Years; (3) provide flexibility to the Committee to determine Base Salary eligibility thresholds and maximum and minimum deferral percentages; (4) clarify the effectiveness of bonus deferral elections; (5) clarify the operation of the Plan terms relating to Participant elections to change the time and form of payment; (6) amend the Plan terms prohibiting the adoption of new nonqualified plans following Plan termination; (7) state the Committee’s intent that the Plan is interpreted to comply with Code section 409A and that any provisions inconsistent with that intent shall be deemed null and void to the extent permitted by applicable law; and (8) incorporate a claims procedure.

NOW, THEREFORE, the Plan document is amended in the manner described in Attachment 1, hereto.

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Attachment 1

FIRST AMENDMENT

SEAGATE DEFERRED COMPENSATION PLAN

This first amendment to the Seagate Deferred Compensation Plan, as amended and restated as of January 1, 2009 (the “Plan”), is effective as of January 1, 2010 (the “Amendment”).

1.                                       Recital 11 is hereby deleted in its entirety and replaced with the following:

11.  The Company intends to bifurcate the Plan terms into two documents.  This document contains the Plan terms as amended and restated to comply with the provisions of Code Section 409A (the “409A Terms”).  The Plan terms for deferrals not subject to Code Section 409A are provided in a separate document (the “Grandfathered Terms”).  The 409A Terms apply to amounts deferred under this Plan and the Maxtor Corporation Executive Deferred Compensation Plan that were both earned and vested after December 31, 2004 and any earnings attributable thereto.  The Grandfathered Terms apply to amounts deferred under this Plan and the Maxtor Corporation Executive Deferred Compensation Plan that were earned and vested prior to January 1, 2005 and any earnings attributable thereto.

This amendment and restatement shall not affect Grandfathered Terms.  The general purpose of this amendment and restatement is to comply with the provisions of Code Section 409A, and the Company intends for this Plan document to be interpreted accordingly.  From January 1, 2005 to the effective date hereof, the Company operated and administered the Plan in all material respects in good faith compliance with the requirements of Code Section 409A.

2.                                       The definitions in Sections 1.2, 1.5, 1.19 and 1.25 are deleted in their entirety and replaced with the following new Sections 1.2, 1.5, 1.19 and 1.25:

1.2.          Base Salary.  “Base Salary” means the Employee’s base salary for the Plan Year, and does not include any other form of compensation such as Annual Bonuses, Commissions, restricted stock, proceeds from stock options or stock appreciation rights, expatriate premiums, hypothetical tax payments for expatriates, severance payments, moving expenses, car or other special allowance, non-monetary awards, other special compensation, and any other similar amounts paid by the Company or any Participating Company to an Eligible Employee whether or not includible in taxable income.  Base Salary is determined before:  (a) any reduction pursuant to Code sections 125, 132(f)(4), or 401(k); (b) any reduction to reflect a deferral election in accordance with this Plan; (c) after-tax withholdings for insurance premium payments, including accident, death and disability, and life insurance premiums; and (d) Social Security and Medicare withholding obligations imposed on the Employer and any other withholding requirements imposed by law with respect to such amounts.

1.5           Annual Bonus.  “Annual Bonus” means the performance-based (within the meaning of Code Section 409A) cash incentive compensation payable to a Participant under any bonus and cash incentive plans of the Company or a Participating Company.  For purposes of the Plan, Annual Bonus shall not include any discretionary bonus payments, including Reward and Recognition bonuses.

1.19         Eligible Employee.  “Eligible Employee” means an Employee who is in a select group of management or highly compensated Employees including, without limitation, (i) all vice presidents and equivalent positions (or other high-level technical positions) and above, and (ii) any Employee who, for a relevant Plan Year, has a Base Salary equal to or in excess of the amount set from time to time by the Committee, and who is selected for participation by the Committee, both in the Committee’s sole and absolute discretion.

1.25         Payment Commencement Date.  “Payment Commencement Date” means as follows: (i) with respect to payments due to Disability or death, as soon as administratively possible after the first day of the month following the end of the calendar quarter in which the Participant dies or suffers a condition that constitutes a Disability; (ii) with respect to payments due to separation from service, during the month following the end of the calendar quarter in which the Participant separates from service, or, during the year following the year in which the Participant separates from service, depending on the Participant’s election, and (iii) with respect to Scheduled In-Service Withdrawals, as set forth in Section 7.3(d).  If a Participant has not elected a Payment Commencement Date under this Section 1.25, the Payment Commencement Date shall be during the first month following the end of the calendar quarter in which the Participant has a Distribution Event.

Notwithstanding any elections by a Participant, payments with respect to any Distribution Event may commence between the date of the Payment Commencement Date and the end of the year in which the Payment Commencement Date occurs, or if later, on or before the 15th day of the third calendar month following the Payment Commencement Date provided, however, that a Participant will not be permitted, directly or indirectly, to designate the taxable year of the payment.  Any payment that complies with this Section and the payment delay for Specified Employees provided in Section 1.17 shall be deemed for all purposes to comply with the Plan requirements regarding the time and form of payment.

3.                                       The Plan is hereby amended by replacing “Bonus” with “Annual Bonus” everywhere that “Bonus” appears in the Plan.

4.                                       Section 3.1(b) is hereby amended by deleting and replacing the last paragraph in its entirety with the following:

; provided, however, that, to the extent permitted by Code Section 409A, no election shall be effective to reduce the amount actually paid to an Eligible Employee for a calendar year to an amount that is less than the amount necessary to pay (i) FICA and other employment, state, local and foreign taxes payable with respect to the deferred amounts; (ii) any amounts necessary to satisfy any wage garnishment or similar obligations; and (iii) any amounts necessary to satisfy any debt owed by the Participant to the Company.

5.                                       Section 3.1(c) is hereby amended by deleting and replacing Section 3.1(c) in its entirety with the following:

(c)           Deferral Limits.  The Committee may change the maximum deferral percentages and establish minimum deferral percentages from time to time in its sole discretion.  Any such limits shall be communicated by the Committee.

6.                                       Section 3.1(d) is hereby amended by adding the following at the end of that Section:

Notwithstanding any Plan provision to the contrary, an election to defer Annual Bonuses will not be effective unless (1) the Participant performs services continuously from the later of the beginning of the performance period or the date that the performance criteria are established through the date the election is filed and (2) the election is filed and becomes irrevocable no later than the earlier of: (a) six months preceding the end of the performance period to which the Annual Bonus relates; or (b) the date as of which the Annual Bonus has become readily ascertainable, within the meaning of Code Section 409A.

7.                                       Section 3.1(f) is hereby amended by deleting the last sentence of that Section.

8.                                       Section 7.2(b) is hereby amended by deleting and replacing the last sentence in that Section with the following:

Notwithstanding any elections by the Participant, if the Participant’s entire or remaining Distributable Amount becomes Fifty Thousand Dollars ($50,000) or less as of the Payment Commencement Date, such Distributable Amount shall be distributed in a lump sum on the Payment Commencement Date.

9.                                       Section 7.2(c)(1) is hereby amended by adding the following sentence immediately before the second to last sentence in that Section:

For purposes of the commencement date referred to in clause (i) of the preceding sentence, all distributions are considered scheduled to commence on the Payment Commencement Date except that distributions on account of separation from service are considered scheduled to commence on the first day of the month following the end of the calendar quarter in which the Participant separated from service or January 1 of the year following the year in which the Participant separated from service, depending on the Participant’s election.

10.                                 Section 7.3(d) is hereby amended by deleting and replacing the first sentence in that Section with the following:

Subject to section 7.5, payment of a Scheduled In-Service Withdrawal shall be made in either a single lump sum or in annual installments over a two (2), three (3), four (4) or five (5)-year period (as elected by the Participant); provided, however, that if a Participant’s total Distributable Amount for a Scheduled In-Service Withdrawal is Twenty-Five Thousand Dollars ($25,000) or less as of the Payment Commencement Date, such Distributable Amount shall be distributed in a lump sum on the Payment Commencement Date.

11.                                 Section 7.4(b) is hereby amended by deleting and replacing the last sentence in that Section with the following:

Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section shall be made in a single cash lump sum within 90 days after the date the Committee approves the Participant’s request.

12.                                 Section 9.4 is hereby amended by deleting and replacing subsection (ii) in the last sentence with the following:

(ii) the Company does not adopt any new nonqualified deferred compensation “account balance plan” (as such term is defined under Code Section 409A), for three years following the date of such Plan termination.

13.                                 Article IX is hereby amended by adding the following new Section 9.11 at the end thereof:

9.11         Code Section 409A.  The Plan is intended to be a nonqualified deferred compensation plan within the meaning of Code Section 409A and shall be interpreted to meet the requirements of Code Section 409A.  To the extent that any provision of the Plan would cause a conflict with the requirements of Code Section 409A, or would cause the administration of the Plan to fail to satisfy Code Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.  Nothing herein shall be construed as a guarantee of any particular tax treatment to a Participant.

14.                                 The Plan is hereby amended by adding the following new Article X to the end thereof:

ARTICLE X
CLAIMS PROCEDURES

10.1         Claim for Benefits.  Any claim for benefits under this Plan must be submitted in writing to the Committee no later than 90 days after the date on which the event that caused the claim to arise occurred.  If a claim for benefits is wholly or partially denied, the Committee, or its delegate, shall so notify the claimant within 90 days after receipt of the claim.  If the Committee determines that an extension is necessary, the Committee will notify the claimant within the initial 90-day period that the Committee needs up to an additional 90 days to review the claim.  In the case of a claim for disability benefits, the Committee shall notify the claimant within 45 days after the claim is received unless the Committee determines that an extension of time for processing is required due to matters beyond the control of the Plan, in which case written notice of the extension shall be furnished to the claimant prior to termination of the original 45-day period.  Such extension shall not exceed 30 days from the end of the initial period.  If, prior to the end of the first 30-day extension period, the Committee determines that, due to matters beyond the control of the Plan, an additional extension of time for processing is required, written notice of a second 30-day extension shall be furnished to the claimant prior to termination of the first 30-day extension.

10.2         Notice of Denial.  The notice of denial shall be written in a manner calculated to be understood by the claimant and shall contain (a) the specific reason or reasons for denial of the claim, (b) specific references to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim together with an explanation of why such material or information is necessary and (d) an explanation of the claims review procedure and time limits, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.  In the case of a claim for disability benefits, the notification shall also advise the claimant whether the Committee’s denial relied upon any specific rule, guideline, protocol or scientific or clinical judgment.  The decision or action of the Committee shall be final, conclusive and binding on all persons having any interest in the Plan, unless a written appeal is filed as provided in Section 10.3 hereof.

10.3         Review of Claim.  Within 60 days after the receipt by the claimant of notice of denial of a claim, the claimant may (a) file a request with the Committee that it conduct a full and fair review of the denial of the claim, (b) receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and (c) submit questions and comments to the Committee in writing.

10.4         Decision After Review.  Within 60 days after the receipt of a request for review under Section 10.3, the Committee, or its delegate, shall deliver to the claimant a written decision with respect to the claim, except that if there are special circumstances which require more time for processing, the 60-day period shall be extended to 120 days upon notice to that effect to the claimant.  The decision shall be written in a manner calculated to be understood by the claimant and shall (a) include the specific reason or reasons for the decision, (b) contain a specific reference to the pertinent Plan provisions upon which the decision is based, (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and (d) a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.  In the case of a claim for disability benefits, the notice shall set forth:  (1) whether the Committee’s denial relied upon any specific rule, guideline, protocol or scientific or clinical judgment; and (2) the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

10.5         Legal Action.  A claimant may not bring any legal action relating to a claim for benefits under the Plan unless and until the claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures.

10.6         Discretion of the Committee.  All interpretations, determinations and decisions of the Committee, or its delegate, with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.

15.                                 In all respects not amended, the Plan is hereby ratified and confirmed.

In WITNESS WHEREOF, the Seagate Benefits Administrative Committee, by its duly authorized officer, has executed this Amendment to the Plan on December 21, 2009.

SEAGATE BENEFITS ADMINISTRATIVE COMMITTEE

By:	/s/ JOY NYBERG
Title: Vice President Compensation and Benefits